UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 5th Avenue, 8th Floor New York, New York 10017
(Address of principal executive offices) (Zip Code)

(212) 946-3998
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment No. 1 to Series E Stockholders' Agreement.

On May 16, 2012, Bonds.com Group, Inc. (the “Company”), Daher Bonds Investment Company (“DBIC”), Mida Holdings (“Mida”), Oak Investment Partners XII, Limited Partnership (“Oak”), and GFINet Inc. (“GFI”) entered into an Amendment No. 1 to Series E Stockholders’ Agreement (the “Stockholders' Agreement Amendment”).  The Stockholders' Agreement Amendment amends the Series E Stockholders' Agreement dated as of December 5, 2011, by and among the Company, DBIC, Mida, Oak, GFI and the other stockholders that are parties thereto (the “Series E Stockholders' Agreement”).  The terms of the Series E Stockholders' Agreement were disclosed by the Company pursuant to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 9, 2011.

The Stockholders' Agreement Amendment was entered into by the parties thereto in connection with the appointment of Thomas Thees to the Board of Directors (the “Board”) of the Company (as described in greater detail in Item 5.02 below).  Pursuant to the Stockholders' Agreement Amendment, each stockholder party to the Series E Stockholders' Agreement is required to vote, or cause to be voted, all voting shares owned by such stockholder (or over which such stockholder has voting control), from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at no more than ten directors (rather than seven as formerly provided under the Series E Stockholders' Agreement).

Additionally, (a) for so long as Oak continues to own at least 25% of the shares of Company’s Series E Preferred Stock, par value $0.0001 per share (“Series E Preferred”) or the Company’s Series E-2 Preferred Stock, par value $0.0001 per share (“Series E-2 Preferred”) acquired by it pursuant to the Transactions (as defined under the Series E Stockholders' Agreement), or 25% of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”) issued upon the conversion thereof, (i) the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain a director on the Board, and (ii) each stockholder a party to the Series E Stockholders' Agreement is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, two people designated by Oak (rather than one as formerly provided under the Series E Stockholders' Agreement), and (b) for so long as DBIC and/or Mida continue to own, in the aggregate, at least 25% of the shares of Series E-2 Preferred acquired by them pursuant to the Series E-2 Transaction (as defined in the Series E Stockholders' Agreement), or 25% of the Common Stock issued upon the conversion thereof, (i) the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain a director on the Board, and (ii) each stockholder a party to the Series E Stockholders' Agreement is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, three people designated by DBIC and Mida (rather than two as formerly provided under the Series E Stockholders' Agreement).

The foregoing description of the Stockholders' Agreement Amendment is a summary only and is qualified in its entirety by reference to the Stockholders' Agreement Amendment which is included as an exhibit to this Current Report and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 10, 2012, the Company granted Thomas Thees an option to purchase 78,000,000 shares of the Common Stock at a purchase price of $0.09 per share for a period of 7 years pursuant to the Company's 2011 Equity Plan (as amended), one-quarter of which shall vest June 1, 2012, and the balance of which shall vest quarterly over a period of three years from June 1, 2012.

The foregoing issuance was made in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, based and conditioned on representations and warranties made by Mr. Thees, and other factors.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director and Chief Executive Officer.

On May 16, 2012, the Board appointed Thomas Thees to the Board. Mr. Thees fills a new vacancy on the Board created by the expansion of the Board as permitted by the Stockholders' Agreement Amendment as described in Item 1.01 above.  Additionally, on May 16, 2012, the Board appointed Mr. Thees as the Company’s Chief Executive Officer to be effective June 1, 2012. Mr. Thees brings thirty years of industry expertise and experience in building both traditional and electronic fixed income businesses and operations, and is a recognized leader in global financial services. Prior to joining the Company, Mr. Thees served most recently as Head of Investment Grade Credit and formerly as co-head of Fixed Income for Jefferies & Co., and previously served as Chief Operating Officer of MarketAxess Holdings, Inc.  Mr. Thees spent 17 years in senior management positions of increasing responsibility at Morgan Stanley & Co., 5 years at Goldman Sachs Group, Inc., and also Citibank NA, and A.G. Becker & Co.  Mr. Thees has served on the Board of Directors of the Bond Market Association (now SIFMA), including as Chairman of its Investment Grade Committee, and he is a member of the Georgetown University Board of Regents, and just completed his tenure as the Interim CEO and Board Chairman for the Visiting Nurses Association Health Group in NJ.  Mr. Thees graduated from Georgetown University with an AB degree in International Relations, where he was a George F. Baker Scholar. The Company entered into a compensatory arrangement with Mr. Thees in connection with his appointment as the Company's Chief Executive Officer, which is summarized below.

Certain Compensatory Arrangements.

On May 10, 2012, the Company adopted the First Amendment to the Company’s 2011 Equity Plan (the “Equity Plan Amendment”).  The Company’s 2011 Equity Plan was disclosed by the Company pursuant to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 7, 2011.  Pursuant to the Equity Plan Amendment, the number of shares of Common Stock available for issuance under 2011 Equity Plan was increased from 72,850,000 to 125,000,000.

On May 16, 2012, the Company entered into an Employment Agreement with Thomas Thees (the “Employment Agreement”), to become the Company’s new Chief Executive Officer effective June 1, 2012. Prior to June 1, 2012, Mr. Thees will hold the title of Managing Director as he transitions into the role of Chief Executive Officer. Mr. Thees was originally hired as a Managing Director on May 10, 2012. The principal terms of the Employment Agreement are described below.

The Employment Agreement provides that Mr. Thees will be Chief Executive Officer of the Company, serving under the direction and supervision of the Board. The term of the Employment Agreement is indefinite. Pursuant to the Employment Agreement, Mr. Thees' initial base salary will be $300,000 per annum, and will be subject to increase (but not decrease) by the Board on an annual basis beginning January 1, 2013.  In addition, Mr. Thees will be eligible for an annual bonus opportunity up to 100% of the base salary at the time, to be paid at the discretion of the Board (or its Compensation Committee, as applicable), based on an evaluation of the Executive’s performance and taking into account the financial strength and cash flow position of the Company.  Mr. Thees is also entitled to a bonus payment of $750,000 upon a Change of Control (as defined under the Employment Agreement) that occurs during Mr. Thees' employment period under the Employment Agreement, where the Enterprise Value of the Company (as defined under the Employment Agreement) at the time of such Change of Control is at least $125,000,000.

The Employment Agreement provides Mr. Thees with the following severance benefits:

●
Upon a termination for death or disability, Mr. Thees shall be entitled to (a) payment of his base salary through the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), and (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies;

●
Upon an involuntary termination without “cause,” or a voluntary termination with “good reason” (each as defined in the Employment Agreement), Mr. Thees shall be entitled to (a) payment of his base salary for a period of 18 months from and after the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid) and a pro-rated bonus for the year in which the termination occurs, (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies, (d) payment of his COBRA premiums for continued health insurance coverage for the him and his dependents through the end of the 18-month severance period, and (e) payment for tax planning and executive-level outplacement  for up to one year after notice of termination (provided that the aggregate amounts for tax planning and outplacement will not exceed $50,000); and

●
Upon an involuntary termination for “cause” or a voluntary termination without “good reason,” Mr. Thees shall be entitled to payment of his base salary through the termination date plus reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies.

The Employment Agreement contains confidentiality and invention assignment provisions, a six-month post-employment non-compete and customer and employee non-solicit covering North America and any other country in which the Company does business; provided, however, such non-competition and non-solicitation covenants do not limit or restrict the Executive from (a) engaging in a business that is not primarily engaged in electronic fixed income trading or (b) soliciting clients, former clients or prospective clients for services that do not directly compete with the services provided by the Company.

Additionally, as stated in Item 3.02 above, the Company granted and issued to the Executive an option to purchase 78,000,000 shares of the Common Stock at a purchase price of $0.09 per share for a period of 7 years pursuant to the 2011 Equity Plan (as amended), one-quarter of which shall vest June 1, 2012, and the balance of which shall vest quarterly over a period of three years from June 1, 2012. If prior to January 1, 2014, (i) the Company consummates an equity financing transaction, (ii) as a result of the securities issued by the Company in such equity financing transaction, the shares of Common Stock owned by Mr. Thees (calculated on a fully-diluted basis on the date such financing transaction is consummated) are less than 5% of the Company’s issued and outstanding Common Stock (calculated on a fully-diluted basis on the date such financing transaction is consummated), and (iii) Mr. Thees' employment period under the Employment Agreement has not terminated at the time such transaction is consummated, then the Company shall also be obligated to issue Mr. Thees additional stock options to purchase such additional number of shares of Common Stock as would cause the shares of Common Stock owned by Mr. Thees (calculated on a fully-diluted basis on the date such financing transaction is consummated) to equal at least 5% of the Company’s issued and outstanding Common Stock (calculated on a fully-diluted basis on the date such financing transaction is consummated), with an exercise price per share equal to the closing price of the Common Stock on the date of grant on any stock exchange or over-the-counter quotation system on which the Common Stock is listed or quoted or, if not so listed or quoted, equal to the fair market value thereof determined in good faith by the Board.

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the form of Employment Agreement which is included as an exhibit to this Current Report and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement of Thomas Thees dated as of May 16, 2012

10.2	First Amendment to 2011 Equity Plan

10.3	Amendment No. 1 to Series E Stockholders’ Agreement dated as of May 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2012

BONDS.COM GROUP, INC.

By:	/s/ John Ryan
Name:	John Ryan
Title:	Chief Financial Officer